WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>          5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM TUPPERWARE CORPORATION'S THIRD QUARTER 1998 FINANCIAL STATEMENTS
AS FILED IN ITS QUARTERLY REPORT ON FORM 10-Q AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
